EXHIBIT 10.5

QUALIFIED RETIREMENT PLAN AND TRUST

Summary Plan Description

Introduction

Your employer has adopted an employee benefit plan designed to help you meet your financial needs during your retirement years.  To become a Participant in the Plan, you must meet the Plan's eligibility requirements.  Once you become a Participant, the Plan Administrator (your Employer) will maintain an Individual Account for you.  Minimally, each Plan Year your account will be adjusted to reflect contributions, gains, losses, etc.  The percentage of your account to which you will be entitled when you terminate employment depends on the Plan's vesting schedule.  These features are explained further in the following pages.

The actual Plan is a complex legal document that has been written in the manner required by the Internal Revenue Service (IRS) and is referred to as the Basic Plan Document.

This document is called a Summary Plan Description (SPD) and explains and summarizes the important features of the Basic Plan Document.  The SPD includes this document along with the General Information Sheet which highlights information unique to the Plan that your employer has adopted.  Refer to the top of the General Information Sheet to determine whether your Plan is a 401(k) (including simplified 401(k)), profit sharing, or money purchase pension plan.  If your Plan is a 401(k) plan, you may elect to reduce your annual taxable income by deferring a portion of your Compensation into the Plan as Elective Deferrals.  If your Plan is profit-sharing or money purchase pension plan, your employer will make all contributions to the Plan.  As you read the SPD, you will need to refer to the General Information Sheet to understand how your Plan works.  You should consult the Basic Plan Document for technical and detailed Plan provisions.  The legal operation of the Plan is controlled by the Basic Plan Document and not this SPD.

The Plan sequence number, which identifies the number of qualified plans the Employer currently maintains, or has previously maintained, may be found on the General Information Sheet.

If at any time you have specific questions about the Plan as it applies to you, please bring them to the attention of the Plan Administrator whose address and telephone number appear on the General Information Sheet.  You also may examine the Basic Plan Document itself at a reasonable time by making arrangements with the Plan Administrator.

Important Note:  This Summary Plan Description is not complete if the "General Information Sheet” is not attached.  Please contact your Employer if you do not have the “General Information Sheet.”

QUALIFIED RETIREMENT PLAN AND TRUST

Summary Plan Description

Definitions

The following definitions are used in the text of this SPD.  These words and phrases are capitalized throughout the SPD for ease of reference.

Beneficiary - the person(s) and/or entity(ies) that will receive all or a specified portion of your Individual Account in the event of your death.

Catch-up Contributions - additional Elective Deferrals, not to exceed the applicable dollar amount for a given year, made under this Plan by Participants who attain age 50 before the close of the Plan Year.

Compensation - the earnings paid to you by your Employer which are taken into account for purposes of the Plan.

Core Funds - primary investment options made available from an investment manager selected by the Employer.

Direct Rollover - a way of rolling over an Eligible Rollover Distribution from a qualified plan directly to another qualified plan or to an IRA thereby avoiding federal income tax withholding.

Early Retirement Age - the age specified in the adoption agreement upon attainment of which you may become 100% vested in your Individual Account and may possibly be entitled to receive a distribution.  This feature is generally not available.

Elective Deferrals - the dollars you put into the Plan through before-tax payroll deductions.

Eligible Retirement Plan - an eligible 457(b) plan maintained by a state governmental entity, a Traditional IRA, a qualified retirement plan, a qualified annuity plan and a 403(b) plan.

Eligible Rollover Distribution - any distribution to your credit which does not include the following:  any distribution that is one of a series of substantially equal periodic payments; required minimum distributions; and hardship distributions.  In addition, an Eligible Rollover Distribution includes a Direct Rollover of Nondeductible Employee Contributions made to a Traditional IRA or qualified retirement plan, if those amounts are separately accounted for in the receiving plan.

Employee - any person employed by the Employer.

Employer - the sole proprietorship, partnership, or corporation or other entity maintaining this Plan.

Employer Contribution - the amount contributed to the Plan on your behalf by your Employer.

Enrollment/Change Form - the agreement between you and your Employer authorizing your Employer to deduct your Elective Deferrals from your Compensation and put them into the 401(k) Plan.  Your Employer may accept your authorization in electronic, telephonic or paper formats.

Entry Dates - the dates on which you will enter the Plan upon satisfying the age and service requirements.

Forfeitures - non-vested portions of a Plan Participant's Employer Contributions which are allocated to other plan participants, applied to reduce Employer Contributions, or used toward administrative expenses of the Plan.

General Information Sheet - outlines the provisions of the Plan.  You should have received a copy of the General Information Sheet along with this SPD.

Hours of Service - unless the adoption agreement defines otherwise, each hour for which you are paid or entitled to payment for the performance of duties for your Employer.

Individual Account - the contribution account established and maintained for you which is made up of all contributions made by you or on your behalf, adjusted according to any earnings or losses due to market fluctuations.

Key Employee - an Employee who at any time during the Plan Year is an officer of the employer having annual compensation greater than $130,000 (indexed); a five-percent owner of the company; or a one-percent owner of the company with annual compensation exceeding $150,000.

Loan Disclosure - the form that outlines the loan program available under your Plan.  Your Plan offers a loan program, and a copy of the Loan Disclosure is included in this SPD.

Matching Contribution - a contribution made by your Employer to the 401(k) Plan on your behalf based upon your Elective Deferrals made to the Plan.

Nondeductible Employee Contributions - generally not permitted.  Is a contribution that you make to a plan on an after-tax basis?  These contributions may only be made to 401(k) plans and certain 403(b) plans.

Nonelective Contributions - a contribution made by your Employer on your behalf in lieu of a Matching Contribution.  These contributions may only be made as Safe Harbor cash or deferred arrangement (CODA) Contributions or to SIMPLE 401(k) plans.

Normal Retirement Age - the age specified on the General Information Sheet, and is generally age 66.  If no age is specified, the Normal Retirement Age is 59 1/2.  Upon attaining the specified age, you will become 100% vested in your Individual Account and may be entitled to a distribution.

Participant - an Employee who has met the eligibility requirements, has entered the Plan, and has become eligible to make or receive a contribution to his or her Individual Account.

Plan - the retirement plan your Employer has set up.  The Plan is controlled by a legal document containing many technical and detailed provisions.  The Plan Administrator has a copy of the Plan document.

Plan Administrator - the Employer.  The Plan Administrator is responsible for directly administering the Plan.

Plan Year - the 12-consecutive month period upon which the Plan is maintained.

Qualified Joint and Survivor Annuity (QJSA) - a lifetime annuity payment to participant who separates from service.  When the participant dies, periodic payments will continue to a surviving spouse in a percentage specified in the General Information Sheet.  A Plan Participant may waive the QJSA form of distribution and elect an alternative form of distribution.  Profit sharing or 401(k) plans that are subject to the Retirement Equity Act (REA) Safe Harbor provisions, will pay your benefits under the Plan in a form other than an annuity.  Refer to the General Information Sheet to determine if your Plan is subject to the REA Safe Harbor provisions.

Related Employer - an employer that has ownership in common with the Employer establishing this Plan.

Required Beginning Date - the date distribution of benefits is generally required to commence.  The date is no later than April 1 of the calendar year following the year you attain age 70 1/2 or, if later, April 1 of the calendar year following the year in which you retire.  However, if you own more than 5% of your employer, distributions are required to commence no later than April 1 of the calendar year following the year you attain age 70 1/2.

Self-Directed Brokerage Account (SDBA) - an investment option that enables the participant to select investments outside the scope of your Core Funds.  It allows you to invest a broader range of investments including additional mutual funds, stocks, and bonds.  The SDBA is available in Plans in which the Plan Administrator has elected this as an investment option.  It may not be an investment option available to your Plan.

Taxable Wage Base - the base salary amount, as indexed annually by the Social Security Administration, upon which the Employer's Social Security obligation is determined.

SECTION ONE:  EFFECTIVE DATES

In general, your Employer selects the Effective Date of this Plan.  Refer to your General Information Sheet to determine what the Effective Date is.

SECTION TWO:  ELIGIBILITY AND PARTICIPATION

Part 1.

What are the eligibility requirements of the Plan?

Employees Eligible to Participate

The Plan may require or permit your Employer to exclude certain classifications of Employees from participation.  Refer to the General Information Sheet to determine if any Employee classifications have been excluded from participation in your Plan.

Age and Service Requirements

To be eligible to participate in the Plan, you may be required to reach a certain age and/or complete a certain number of years of service for your Employer.  Under some circumstances, you may be given credit for years of service with predecessor employers.  The minimum age and service requirements are shown on the General Information Sheet.

Replacement Plan

If this is reinstatement of a prior Plan with the same Employer, in which you were a Participant, you will automatically participate.

Part 2.

After I meet the eligibility requirements, when do I actually become a Participant in the Plan?

During each Plan Year there are generally at least two Entry Dates upon which you can begin participation.  The Plan Entry Dates for your Plan are shown on the General Information Sheet.  After you have met the eligibility requirements, you will enter the Plan and thus become a Participant on the applicable Entry Date.

Part 3.

Once I am a Plan Participant, what must I do to continue to participate in the Plan?

You will continue to participate in the Plan as long as you do not incur a specified number of breaks in service.  A break in service is a 12-consecutive month period during which you fail to work more than the minimum number of hours of service.  Unless otherwise stated in the General Information Sheet, this is 500 hours.  However, no break in service will occur if the reason you did not work more than 500 hours was because of certain absences due to birth of a child, pregnancy or adoption of children, military service or other service during a national emergency during which your re-employment under a federal or state law is protected and you do, in fact, return to your employment within the time required by law.

SECTION THREE:  CONTRIBUTIONS TO THE PLAN

Subsection I.

Contributions to 401(k) Plan

You are generally allowed to make before-tax contributions called Elective Deferrals to the Plan through payroll deduction.  Your Employer may also make various contributions to the Plan on your behalf.  These may include the following:

Matching Contributions - These contributions match a percentage of your Elective Deferrals and Catch-Up Contributions made to the Plan.

Employer Profit Sharing Contributions - These contributions are discretionary.  Your entitlement to an Employer Profit Sharing Contribution is not dependent upon making Elective Withdrawals.

Nonelective Contributions - In lieu of Matching Contributions, your Employer may make these contributions.  Nonelective Contributions may only be made as Safe Harbor CODA Contributions or to SIMPLE 401(k) Plans.

Qualified Nonelective Contributions and Qualified Matching Contributions - These contributions may be made by your Employer to satisfy special nondiscrimination rules which apply to the Plan.  These contributions are fully vested when made and are subject to the same restrictions on withdrawals applicable to Elective Deferrals.  These types of contributions are available under a 401(k) Plan, at the Employer's discretion.

Nondeductible Employee Contributions - Some 401(k) plans allow Participants to make after-tax contributions to the Plan which accrue earnings on a tax-deferred basis.  These contributions are called Nondeductible Employee Contributions.

Refer to the General Information Sheet to determine the kinds of contributions available under your Plan.

Part I.

Elective Deferrals

The General Information Sheet provides specific information about Elective Deferrals unique to your Plan.

A.

How do I make Elective Deferrals?

If you wish to make Elective Deferrals and the Plan permits it, you must complete and sign an Enrollment/Change form.  Once you become eligible to participate in the Plan, the Employer will provide you with the form.

EXAMPLE:  Your compensation is $15,000.  You wish to make an Elective Deferral to the Plan and sign an Enrollment/Change form authorizing an Elective Deferral of 5% of your Compensation.  As a result, your Employer will pay you $14,250 as gross taxable income and will deposit your 5% Elective Deferral (i.e., $750) into the Plan for you.

You may change the amount or percentage of your pay while you are putting into the Plan as often as specified in the General Information Sheet or in the Enrollment/Change form.  If you want to change the percentage or amount of your Elective Deferral, you must execute a new Enrollment/Change form and return it to your Plan Administrator at least 30 days before the change will take effect or a lesser number of days if the Plan Administrator permits.

NOTE:  If the Plan elects to follow the Safe Harbor CODA Contribution provisions, a notice from the Employer will be provided to you if you are a Participant.  This notice will be provided at least 30 days, but no more than 90 days, before the beginning of the Plan Year.  The notice will also be provided within 90 days prior to and no later than the day you first became a Participant.  Once you have received the notice, you have 30 days to make or modify an Elective Deferral election.  This election period is in addition to any other election period allowed by the Employer to modify or discontinue Elective Deferrals.

B.

How much may I defer each year?

The Internal Revenue Code (IRC) limits the maximum amount you may put into the Plan during each of your tax years.  Most persons pay income tax on a calendar year basis.  The deferral limit for 2002 is $11,000.  The #11,0000 limit will be adjusted periodically by the Internal Revenue Service (IRS) for increases in a cost-of-living.  This limit applies to all Elective Deferrals you make during your tax year to any 401(k) plans maintained by your present or former employers.  Your Plan may also limit the amount of the Elective Deferrals you may make.  Refer to the General Information Sheet to determine what that limit is.  Elective Deferrals you make to a SIMPLE 401(k) plan are subject to a different dollar limit.  The SIMPLE 401(k) deferral limit for 2002 is $7,000.  The $7,000 limit will be adjusted periodically by the IRS for increases in cost-of-living.  Te IRS has already determined the deferral limit for the following years.

401(k) Plans 2003 $12,000 2004 $13,000 2005 $14,000 2006 $15,000	SIMPLE 401(K) $ 8,000 $ 9,000 $10,000
*The limit for succeeding years will be indexed in increments of $1,000 for 401(k) plans and $500 for SIMPLE 401(k) plans.

C.

May I stop making Elective Deferrals?

Yes, you may stop making Elective Deferrals b executing an Enrollment/Change form which your Employer will provide.  You are permitted to stop making Elective Deferrals during the designated open enrollment period or during any other time designated by your Employer.  Your General Information Sheet provides additional information about making Elective Deferrals to your Plan.  Once you stop putting money into the Plan, you must wait until the time designated by the Plan or the Employer to begin putting money in again.

D.

What if I defer more than the maximum amount allowed?

If you put too much money into the Plan through Elective Deferrals, the excess amount and any earning you may have received on the excess must be taken out of the Plan by April 15 of the year following the year the money went into the Plan.  You are responsible for notifying your Employer of the excess Elective Deferral by the date specified in the General Information Sheet.  Any contributions in excess of the IRC limits will be taxable income for the year in which you put the excess into the Plan.  If the excess is not removed from the Plan by April 15, you will have to pay additional income tax.

EXAMPLE:  In 2002 you made an excess contribution of $100 and had $10 of earnings on the excess.  You remove $110 by April 15, 2003.  The $110 will be reported on a Form 1099R and you will pay income tax on that amount.

You must give a form to claim a return of any excess amounts which you put into the Plan.  Your Employer will furnish the form to you and you must return it to your Employer by the date specified in the General Information Sheet.

E.

May highly compensated Participants contribute the maximum amount?

Highly compensated employees making Elective Deferrals may be subject to additional limitations on Elective Deferral amounts contributed to the Plan for each Plan Year.  The IRC and tax rules define highly compensated employee for these purposes.  Highly compensated employees making Elective Deferrals are limited in the percent of the Compensation that they defer based on the average percent of Compensation deferred by the non-highly compensated group of employees during the Plan Year.  If these limits apply to you, your Plan Administrator will give you additional information about them.  The additional limitations described above do not apply to SIMPLE 401(k) Plans or Plans meeting the Safe Harbor CODA Contribution requirements.

F.

Are Catch-up Contributions available under your Plan?

Unless otherwise indicated in the General Information Sheet, all Employees who are eligible to make Elective Deferrals under your Plan and who have attained age 50 before the close of the Plan Year are eligible to make Catch-up Contributions, not to exceed the applicable dollar amount for the year.  In addition, certain limits, as required by law, must be met prior to being eligible to make a Catch-up Contribution.  The primary limit you must meet is the annual deferral amount permitted by the IRS.  For 2002, this limit is $11,000.  If you are eligible for, and elect to make, a Catch-up contribution in 2002, you will be required to first make an $11,000 salary limit salary deferral.  However, you will not be required to make the maximum annual deferral amount permitted by the IRS if the Plan limits salary deferrals to a percentage of your annual compensation that is less than the IRS limit.  Finally, if you are a highly compensated employee, the catch-up contribution you are eligible to make may be limited by other limits set by the IRC.  See your Plan Administrator for additional information.

Part 2.

Employer Matching Contributions.

Your Plan may provide for Matching Contributions.  If so, the General Information Sheet provides specific information about Matching Contributions unique to your Plan.

A.

What must I do to share in an Employer Matching Contribution?

You may receive Matching Contributions if you put Elective Deferrals, and/or Catch-up Contributions into the Plan.

To share in the Matching Contribution, you must be a Participant in the Plan.  Some plans require that you work a minimum number of hours to share in the Matching Contribution.  Refer to the General Information Sheet to determine if any hourly requirement applies to your Plan.

A nonstandardized plan may require you to be working for the Employer on the last day of the Plan Year to share in the Matching Contribution.  Refer to the General Information Sheet to determine if this requirement applies to your Plan.

Plans may waive hourly and/or last day requirements under certain circumstances such as death, disability, etc.  Refer to the General Information Sheet.

EXAMPLE:  Your annual Compensation is $15,000.  You agree to make an Elective Deferral of 10% of your Compensation.  Under the terms of the Plan, assume your Employer has selected a Matching Contribution formula that will match your Elective Deferrals on the basis of 50% for each percentage your contribute.  For the Plan Year, your Elective Deferral will be $1,500 and the Matching Contribution will be $750.

B.

Are highly compensated Participants eligible to receive Matching Contributions?

Yes.  However, additional limitations may exist on the Matching Contribution amounts.  The IRC and tax rules define highly compensated employee for these purposes.  If these limits apply to you, your Plan Administrator will provide additional information about them.  The additional limitations described above do not apply to SIMPLE 401(k) plans.

Part 3.

Employer Profit Sharing Plan Contributions

Unless your plan is a SIMPLE 401(k) plan, your Employer will decide each Plan Year whether to make a contribution based on your Compensation to the Plan unless a more detailed method of determining the amount of an Employer Contribution is specified on the General Information Sheet.

A.

What must I do to share in the Employer Contribution?

To share in the Employer Contribution, you must be a Participant in the Plan.  Some plans require that you work a minimum number of hours to share in the Employer Contribution.  Refer to the General Information Sheet to determine if this applies in your Plan.

Some plans may require that you be working for the Employer on the last day of the Plan Year to share in the Employer Contribution.  Refer to the General Information Sheet to determine if this requirement applies in your Plan.

Plans may waive hourly and/or last day requirements under certain circumstances such as death, disability, etc.  Refer to the General Information Sheet to determine, if and when, the minimum hour of service and/or last day requirements may be waived.

If the Plan is top-heavy and an Employer Contribution is made, you may be eligible to receive a portion of the contribution even if you fail to work the required number of hours of service as long as you are a Participant and you are employed on the last day of the Plan Year.

B.

What portion of the Employer Contribution will be allocated to my account?

How the Employer contribution is allocated to your Individual Account depends on the allocation formula selected by your Employer.  Refer to the General Information Sheet to determine which of the following formulas will be used.

Pro Rata Allocation - if this Plan allocates, contributions on a pro rata basis, and a contribution is made, you will receive a pro rata portion of the contribution equal to the ratio of your Compensation to the Compensation of all Participants.

EXAMPLE:  Assume you are one of 10 Participants in the Plan and your Compensation is $10,000.  Assume further the Compensation of all Participants when added together equals $100,000.  The ratio of your Compensation ($10,000) to that of all Participants ($100,000) is 1/10.  Therefore, 1/10 of the contribution made by your Employer to the Plan will be allocated to your account.

Flat Dollar Allocation - if this Plan allocates contributions on a flat dollar basis, each Participant in the Plan will receive the same contribution dollar amount.

Integrated Allocation - If this Plan is integrated, the contribution your Employer makes will consist of two parts; a base contribution and an excess contribution.  The base contribution will be a percentage of your Compensation up to the integration level.  The excess contribution will be a percentage of your Compensation above the integration level.  The integration level is the taxable wage base for the year unless otherwise specified in the General Information Sheet.

Part 4.

Nondeductible Employee Contribution

Your Plan does not allow Nondeductible (after-tax) Employee Contributions.

Part 5.

Rollover/Transfer Contributions

Generally, your Plan allows you to make rollover and/or transfer contributions.  If rollover contributions are permitted under the Plan, the Plan may accept rollover contributions and/or Direct Rollovers of distributions made after December 31, 2001 from an Eligible Retirement Plan.  Refer to the General Information Sheet to determine what provisions apply.

A.

Are rollovers and transfers subject to a vesting schedule?

No.  You are always 100% vested in your rollover and/or transfer contributions.

B.

When may I withdraw rollover and transfer contributions?

Unless stated otherwise on the General Information Sheet, rollover and transfer contributions will generally be subject to the Plan's provisions regarding timing of distributions (the provisions described in this section of this SPD and the Distributions section of the General Information Sheet).  However, assets transferred from a money purchase pension plan to this Plan may not be distributed before your retirement, death, disability or severance from employment or prior to plan termination.

Part 6.

Nonelective Contributions

If your plan is a SIMPLE 401(k) plan, your Employer must make either a Matching Contribution or a Nonelective Contribution.  Your Employer will notify you before the beginning of each Plan year as to which type of contribution will be made.

A.

What must I do to share in the Nonelective Contribution?

To share in the Nonelective Contribution, you must have satisfied the Plan's eligibility requirements, entered the Plan, and earned a minimum amount of compensation during the year.  Refer to the General Information Sheet to determine the Compensation requirements.

B.

What portion of the Nonelective Contributions will be allocated to my account?

If you are eligible to receive a Nonelective Contribution, you will receive a contribution equal to 2% of your Compensation.

If your 401(k) Plan elects the Safe Harbor CODA Contribution provisions, your Employer must make either a Matching Contribution or a Nonelective Contribution.  Refer to the General Information Sheet for the contribution type and amount to be contributed.

A.

What must I do to share in the Nonelective Contribution?

To share in the Nonelective Contribution, you must have satisfied the Plan's eligibility requirements and entered the Plan.

B.

What part of the Nonelective Contributions will be allocated to my account?

If you are eligible to receive a Nonelective Contribution, you will receive a contribution equal to a specified percentage of your Compensation indicated in the General Information Sheet.

Subsection II.

   Contributions to Profit Sharing and Money Purchase Pension Plans

Part 1.

What are the sources of Plan contributions?

All contributions will be Employer Contributions made by your Employer.  You may also make rollover and/or transfer contributions to the Plan.

Part 2.

What must I do to share in the Employer Contribution?

If this is a profit sharing plan, your Employer will decide each Plan Year whether or not to make a contribution based on your Compensation to the Plan unless a more detailed method of determining the amount of an Employer Contribution is specified on the General Information Sheet.  Contributions to a profit sharing plan can range from 0% to 25% of Participants' Compensation each year.

If this is a money purchase pension plan, your Employer will contribute the percentage of Compensation or amount specified on the General Information Sheet.  Contributions to a money purchase pension plan can range from 0% to 25% of a Participant's Compensation each year.

Part 3.

What must I do to share in the Employer Contribution?

To share in the Employer Contribution, you must be a Participant in the Plan.  Some plans require that you work a minimum number of hours to share in the Employer Contribution.  Refer to the General Information Sheet to determine if this applies in your Plan.

NOTE:  If the Employer has established a standardized Plan and you are employed on the last day of the Plan Year, you are not required to work a minimum number of hours to receive an Employer Contribution regardless of whether or not a minimum hours requirement is specified on your General Information Sheet.

A nonstandardized Plan may require you to be working for the Employer on the last day of the Plan Year to share in the Employer Contribution.  Refer to the General Information Sheet to determine if this requirement applies to your Plan.

Plans may waive hourly and/or last day requirements under certain circumstances such as death, disability, etc.  Refer to the General Information Sheet to determine if and when the minimum Hour of Service and/or last day requirements are waived.

If the Plan is top-heavy and an Employer Contribution is made, you may be eligible to receive a portion of the contribution even if you fail to work the required number of Hours of Service as long as you are a Participant and you are employed on the last day of the Plan Year.

Part 4.

What portion of the Employer Contribution will be allocated to my Individual Account?

How the Employer Contribution is allocated to your Individual Account depends on the allocation formula selected by your Employer.  Refer to the General Information Sheet to determine which of the following formulas will be used.

Pro Rata Allocation - if this Plan allocates contributions on a pro rata basis, and a contribution is made, you will receive a pro rata portion of the contribution equal to the ratio of your Compensation to the Compensation of all Participants.

EXAMPLE:  Assume you one of 10 Participants in the Plan and your Compensation is $10,000.  Assume further the Compensation of all Participants when added together equals $100,000.  The ratio of your Compensation ($10,000) to that of all Participants ($100,000) is 1/10.  Therefore, 1/10 of the contribution made by your Employer in the Plan will be allocated to your account.

Flat Dollar Allocation - if this Plan allocates contributions on a flat dollar basis, each Participant in the Plan will receive the same contribution dollar amount.

Integrated Allocation - if this Plan is integrated, the contribution your Employer makes will consist of two parts: a base contribution and an excess contribution.  The base contribution will be a percentage of your Compensation up to the integration level.  The excess contribution will be a percentage of your Compensation above the integration level.  The integration level is the taxable wage base for the year unless otherwise specified in the General Information Sheet.

Part 5.

What is meant by my Compensation?

The definition of Compensation for Plan purposes can vary for many reasons.  For example, federal law may require use of one definition of Compensation for nondiscrimination testing and another for contribution allocation purposes.

In general, the amount of your earnings from your Employer taken into account under the Plan is all earnings reported to you on Form W-2.  In the event your Compensation exceeds $200,000 (indexed) per year, only the first $200,000 will be counted as Compensation under the Plan.  This 2002, a $200,000 cap will be adjusted periodically by the IRS for increases in cost-of-living.  See your Plan Administrator for the current year's limit on Compensation.

Part 6.

Where does the contribution made on my behalf go?

The Employer makes the contribution to a trust fund where all dollars are held for the benefit of the Participants.  The Employer must establish and maintain an Individual Account for each Participant.  The Individual Account is used to track each Participant's share in the total trust fund.

Part 7.

Rollover/Transfer Contributions

Your Plan allows you to make rollover and/or transfer contributions.  The Plan may accept rollover contributions and/or Direct Rollovers of distributions made after December 31, 2001 from an Eligible Retirement Plan.

A.

Are rollovers and transfers subject to a vesting schedule?

No.  You are always 100% vested in your rollover and/or transfer contributions.

B.

When may I withdraw rollover and transfer contributions?

Unless stated otherwise on the General Information Sheet, rollover and transfer contributions will generally be subject to the Plan's provisions regarding the timing of distributions (the provisions described in this Section of this SPD and the Distribution portion of the General Information Sheet).  However, assets transferred from a money purchase pension plan to this Plan may not be distributed before your retirement, death, disability or severance from employment or prior to plan terminations.

Subsection III.   Limitations on Contributions and Allocations

Part 1.

Do any limits apply to the amount that may be allocated to my Individual Account for any Plan Year?

Yes.  The amount that may be allocated to your Individual Account for any year is subject to IRC provisions limiting your allocation amount to the lesser of $40,000 (indexed) or 100% of your Compensation paid to you by your Employer for a given year.  The $40,000 limit will be adjusted periodically by the IRS for increases in the cost-of-living.  See your Plan Administrator for the current years limit amount.

SECTION FOUR:  VESTING AND FORFEITURES

Part 1.

When I request my benefits, will I receive the full value of my account(s) established under the Plan?

It depends upon the reason you are receiving the distribution and your vested percentage in your contributions.  Your distribution will be the full value of your Individual Account (that is, you will be 100% vested) if your Plan is a SIMPLE 401(k) Plan, you reach Normal Retirement Age, your Employer terminates the Plan or completely discontinues contributions to the Plan.  In addition, unless indicated otherwise in the General Information Sheet, your Individual Account will become 100% vested if you die, become disabled (as defined by the Plan, the disability is expected to minimally last for 12 continuous months or in death), satisfy the Early Retirement Age requirements or attain Normal Retirement Age.

However, if you terminate employment and thus become eligible for a distribution from the Plan, your distribution will only be the vested amount in your Individual Account.

Part 2.

How is my vested amount determined?

The vesting schedule determines how fast your money becomes nonforfeitable based upon your years of service.  Refer to the General Information Sheet to determine the vesting schedule that applies to this Plan.

The vested amount of your Individual Account will depend upon the types of contributions made.  You will be fully vested at all times in all Elective Deferrals, and Qualified Nonelective Contributions.  The vesting schedule will apply for Employer Matching Contributions and other Employer Contributions that may be made to the Plan.

If your Plan is a profit sharing or money purchase pension plan, your vested amount is determined by multiplying the value of your Individual Account subject to the Plan's vesting schedule by the applicable percentage form the vesting schedule.

EXAMPLE:  Assume you have $10,000 in your Individual Account and you terminate employment when you are 40% vested.  Your vested amount would be $4,000 (.40 x $10,000).  Upon distribution, the vested amount which you will receive is $4,000 and the remaining $6,000 will be forfeited.

If your Plan is a 401(k) plan, your Employer Matching Contribution and any other Employer contribution that is subject to a vesting schedule, is determined by multiplying a percentage from a vesting schedule by the total amount of the Matching Contributions and other Employer Contributions that have been contributed on your behalf.

EXAMPLE:  You have received $5,000 in Matching Contributions and you are 50% vested.  Upon distribution, the vested amount which you will receive is $2,500 and the remaining $2,500 will be forfeited.

For SIMPLE 401(k) plans, the Matching Contribution or Nonelective Contributions are 100% vested at all times.

For 401(k) plans with Safe Harbor CODA Contributions, the Safe Harbor basic or enhanced Matching Contributions and/or Safe Harbor Nonelective Contributions are 100% vested at all times.

Part 3.

Which vesting schedule will be used to determine my vested benefit?

You will become vested according to the vesting schedule(s) selected on the General Information Sheet.  If your Plan is a 401(k) plan, different vesting schedules may apply to Matching Contributions and Employer Profit Sharing Contributions.

Vesting Schedule for Top-Heavy Plans - a top-heavy plan is one in which more than 60% of the value of the Plan assets is credited to the accounts of certain officers, shareholders, and highly paid Participants.  These individuals are called Key Employees.  The IRC requires that top-heavy plans follow special vesting requirements.  Refer to the General Information Sheet to determine the top-heavy vesting schedule.

The top-heavy vesting schedule will not apply if the vesting schedule selected by your Employer provides for faster vesting.  For example, if the Employer has selected the 100% vesting schedule (under which all Participants are 100% vested at all times) and the Plan becomes top heavy, that vesting schedule selected by your Employer will remain in effect because it provides for more rapid vesting.

NOTE:  Top-heavy requirements do not apply to SIMPLE 401(k) plans.

4.

What years of service are counted for vesting purposes?

All of your years of service with your Employer are counted for the purpose of determining your vested percentage unless otherwise provided on the General Information Sheet.  Your Plan may also credit years of service with predecessor Employers.

Part 5.

If I am not 100% vested and I receive a distribution after terminating employment, what happens to the dollars I leave in the Plan?

If you are not 100% vested and receive a distribution, the dollars left in the Plan are called Forfeitures.  Non-vested dollars are forfeited after the terminated Participant receives a distribution of a vested benefit.  Forfeitures may be allocated to the remaining participants are used by the Employer to pay administrative expenses of the Plan.  Refer to the General Information Sheet to determine how Forfeitures will be used for your Plan.

Part 6.

What happens if I return to work after receiving a distribution of my vested benefit?

A former Participant who returns to work for the Employer before incurring five consecutive one-year breaks in service may recapture the forfeited benefit.  Generally, your forfeited benefit will be restored immediately by your Employer if you have not incurred one-year breaks in service, and if you pay back to the Plan the distribution that you received.

Part 7.

What happens if I quit my job and incur a break in service and then return?  When do I participate again?

The answer to these questions depends upon whether or not you had a vested interest in contributions (other than your Elective Deferrals in 401(k) plans) at the time you quit and incurred a break in service.

If you had a vested interest:

1.

You will participate on the first Entry Date coinciding with or following your return to employment.

2.

Your vesting years of service accumulated prior to the time you incurred a break in service will be counted in figuring your vested interest.

If you did not have a vested interest:

1.

Any eligibility years of service recurring before the break in service will be taken into account and you will begin to participate on the first Entry Date coinciding with or following your return to service unless the number of consecutive one-year breaks in service equals or exceeds the greater of five years, or the aggregate number of eligibility years of service preceding the breaks in service.  If your period of consecutive breaks in service exceeds your period of prior service, you will be treated as a new Employee and will participate again when you satisfy the Plan's eligibility requirement.

2.

Any vesting years of service occurring before the break in service will be taken into account in computing your vested interest under the Plan unless the number of consecutive one-year breaks in service equals or exceeds the greater of five years, or the aggregate number of vesting years of service preceding the breaks in service.  For example, if you work for two years, quit without being vested, and then return to employment after a break of less than five years, the Plan will give you vesting credit for the initial two-year period.

SECTION FIVE:  DISTRIBUTION OF BENEFITS, CLAIMS PROCEDURE AND LOANS

Part 1.

When may I withdraw money from the Plan?

Certain events must occur before you may withdraw money from the Plan.  Benefits may be withdrawn if any of the following occur:

A.

Termination of employment after attaining Normal Retirement Age - unless the General Information Sheet states otherwise, the Normal Retirement Age under the Plan is 65.

B.

Termination of employment after satisfying any Early Retirement Age Requirement - unless the General Information Sheet states otherwise, there is no Early Retirement Age.

C.

Your Employer terminates the Plan.

D.

If your Plan is a 401(k) plan, there are several other circumstances under which you may withdraw Elective Deferrals - your Plan also allows you to take Elective Deferrals out of the Plan upon attainment of age 59½.

Unless the General Information Sheet states otherwise, you may not take Elective Deferrals out of the Plan if you have a severe financial hardship.  If financial hardship distributions are permitted, the only financial needs that are considered to meet the financial hardship requirements are deductible medical expenses for you (or your immediate family), purchase of your principal residence, payment of tuition and related educational fees for the next 12 months of post-secondary education for you (or your immediate family), or to prevent eviction from your home or foreclosure upon your principal residence.  Check with your Plan Administrator to determine if any other financial needs meet the financial hardship requirement under your Plan.  A hardship distribution cannot exceed the amount of your immediate and heavy financial need.

To qualify for a hardship distribution, you must have obtained all distributions and all nontaxable loans from all Plans maintained by your Employer.  Your Elective Deferrals will be suspended for 6 months after receipt of a hardship distribution.  If you receive a hardship distribution of Elective Deferrals in calendar year 2001, you are prohibited from making Elective Deferrals for 6 months after receipt of the hardship distribution or until January 1, 2002, if later.  Hardship distributions are subjected to a 10% penalty tax if received before you reach age 59½.

E.

Nonelective and basic or enhanced matching contributions under the Safe Harbor CODA Contribution provisions - these contributions are subject to the same distribution restrictions as Elective Deferrals except the Safe Harbor CODA Contributions specified here may not be distributed under the hardship distribution provisions.

Part 2.

May I take a payout from the Plan under any other circumstances?

Unless the General Information Sheet states otherwise, in-service withdrawals are not permitted under your Plan.  The Distribution Section of your General Information Sheet will list any additional circumstances under which you may take distributions.

Part 3.

How will my benefits be paid to me?

In addition to the information provided in this section, please read the "Qualified Retirement Plan Distribution Notice" contained in Section Ten.

A.

Payments from the Plan that are eligible rollover distributions may be taken in two ways.  You may have all or any portion of your eligible rollover distribution either (1) paid in a Direct Rollover to a Traditional Individual Retirement Account (IRA) or another qualifying employer plan or (2) paid to you.  If you choose to have your Plan benefits paid to you, you will receive only 80% of the payment because the Plan Administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.  Also, additional income tax may be withheld if the state you reside in requires the withholding.

Contained within this SPD is a Qualified Retirement Plan Distribution Notice.  This notice contains information about your options at the time of distribution.  This information will, among other things, define what an Eligible Rollover Distribution is.  The updated Qualified Retirement Plan Distribution Notice is effective for distributions made after December 31, 2001.

B.

If your vested Individual Account (i.e. the amount of money in the Plan you are entitled to is no more than $5,000, your benefits will be paid either directly to you or as a Direct Rollover to a Traditional IRA, in a single lump sum payment.  When determining the vested value of your Individual Account, rollover contributions may be disregarded for this purpose effective January 1, 2002.

C.

If your Plan is a profit sharing or 401(k) plan subject to the Retirement Equity Act (REA) Safe Harbor provisions, payouts of your benefits under the Plan will be made in a form other than an annuity.  Refer to the General Information Sheet to determine if your Plan is subject to the REA Safe Harbor Program.

D.

If your Plan is not subject to the REA Safe Harbor provisions and your vested Individual Account balance is more than $5,000, your payouts will be in the form of an annuity, unless the annuity option is waived.  An annuity will provide you with a series of periodic payments, usually monthly.  The annuity must be purchased from an insurance company.  The size of the payments you receive from the annuity will depend upon many factors including the value of your vested Individual Account balance.

i)

If you are married, the annuity will provide monthly payments for as long as you or your spouse live.  This type of annuity is called a Qualified Joint and Survivor Annuity.  If you die before your spouse, the monthly payments to your spouse will be a percentage of the payments you had been receiving before your death.  Refer to the General Information Sheet to determine the survivor annuity percentage.

ii)

If you are not married, the type of annuity you will receive will provide you with monthly payments for as long as you live.

iii)

If you do not want an annuity payout, you may choose other types of payments.  To waive the annuity option, you must fill out and sign a waiver form.  If you are married, your spouse must consent to and sign the waiver form in the presence of a Notary Public.  You and your spouse may sign the waiver form any time within 90 days of the start of your payment.

EXAMPLE: Bill wants to start receiving money on March 31, 2002.  He and his spouse may sign the waiver form any time from January 1 through March 31, 2002.  Bill may now take his money in another form of payment, such as a single lump sum payment.

E.

Contributions made to the Plan by you or on your behalf, may be used to purchase units in various investment funds.  The value of these funds can change daily.  As such, the value shown on your statement(s) will generally be different than the actual amount you receive for a payout.

If the value of your Individual Account is more than $5,000, your benefits will not be paid until you submit a written request to the Plan Administrator for payment.  The Plan Administrator will provide you with the proper request forms.  Once the Plan Administrator has received a completed request, payment will be made as soon as administratively practicable.

If the value of your Individual Account includes a balance in the Self-Directed Brokerage Account, the entire SDBA fund must be transferred to the Core Funds before a distribution may be processed.

Part 5.

Even if I am eligible to receive benefits, must I have my benefit distributed from the Plan?

If the value of your Individual Account exceeds $5,000, your benefit will not be distributed until you request payment from the Plan Administrator.  Your benefit could be left in the Plan.  However, you must begin taking required minimum distributions at age 70½.  If you are not a more than five-percent owner, the Plan will allow you to delay taking required minimum distributions until you retires, as explained in below in Part 6.

Part 6.

What are Required Minimum Distributions?

The tax laws and regulations require you to start taking minimum distributions from the Plan by April 1 of the year following the year in which your turn 70½ years of age if you are considered to won more than fie percent of your Employer.  If you own five percent or less of your Employer you must begin taking minimum distributions from the Plan by April 1 of the year following the year you turn 70½ years of age, or, if later, April 1 of the year following the year in which you retire.  Minimum distributions must continue every year thereafter and must be taken by December 31.  In general, the amount of the annual minimum distribution is determined by dividing the balance in your Individual Account by a life expectance factor. The life expectance factor is published by the IRS.

Part 7.

Do any restrictions or penalties apply on distribution?

Yes, if you receive a distribution before reaching age 59½, you must pay an additional early withdrawal 10% penalty tax on dollars included in income.  There are limited exceptions to the 10% early distribution penalty.  Your tax advisor can tell you if one of the exceptions applies to your distribution.

Part 8:

What happens to my benefits if I die?

A.

Your Beneficiary will receive the total value of your Individual Account when you die.  If you re married, your spouse will automatically be your Beneficiary.  To choose another Beneficiary, you must sign a written form listing a nonspouse Beneficiary.  Your spouse must give written consent to this in the presence of a Notary Public or authorized Plan representative.

NOTE:  Contact your Plan Administrator if you wish to choose a nonspouse Beneficiary.

B.

If the value of your Individual Account is no more than $5,000, your nonspouse Beneficiary will receive a lump sum payment of the entire amount.  If your beneficiary is your spouse, or otherwise qualifies as a recipient, an Eligible Rollover Distribution that exceeds $1,000 but does not exceed $5,000 will be directly rolled into a Traditional IRA unless the Adoption Agreement specifies otherwise, or, you direct the Plan Administrator otherwise.

C.

If your Plan is a profit sharing plan of 401(k) plan and is subject to the Retirement Equity Act (REA) Safe-arbor provisions and the value of your Individual Account is greater than $5,000, your Beneficiary will receive a payout(s) in one of the following forms of distribution lump sum: installment payments; or applied to purchase an annuity contract.  Refer to the General Information Sheet to determine if any of the preceding forms are available.

D.

If the value of your Individual Account is greater than $5,000 and your Plan is not subject to the Retirement Equity Act (REA) Safe Harbor provisions, your Beneficiary will receive the money in periodic payments from an insurance company unless a special form is signed.  These periodic payments will usually be made on a monthly basis for as long as your Beneficiary lives.

EXAMPLE:  Clarence, age 38, signs the waiver form.  Mildred, his wife, signs the waiver form in the presence of a Notary Public.  Clarence dies two years later.  Mildred now has a choice of payments. She can, for example, take all the money in a single lump sum and roll it into her Traditional IRA.

If your beneficiary is not your spouse and you want to give your Beneficiary a choice as to how he or she wants to receive the money, you must sign a special form.  This form must also be signed by your spouse in the presence of a Notary Public.  If you are under age 35 when you sign this form, you must sign a new form once you reach age 35.

NOTE:

Contact your Plan Administrator if you wish to preserve the option of taking payouts in a form other than an annuity.

Part 9.

Are there any circumstances under which I may lose, be denied, or have anticipated benefits reduced under the Plan?

Loss, denial or reduction of anticipated benefits may occur if you terminate employment before becoming fully vested or if all or a portion of your benefit is set aside for an alternate payee under a qualified domestic relations order (QDRO).  (Participants and beneficiaries may obtain without charge, a copy of a description of the Plan's procedures governing QDRO determinations from the Plan Administrator.)  You may also lose your benefit if the Plan cannot locate you when a benefit becomes payable to you.

Part 10.

Do I or does my Beneficiary have to do anything to start receiving benefits when I retire or die?

Yes.  You, or if you die, your Beneficiary, must file a written request with the Plan Administrator.

Part 11.

What should I do if I do not receive a benefit in which I believe I am entitled to?

File a claim with the Plan Administrator.

Part 12.

How do I file a claim?

You may claim a benefit to which you think you are entitled by filing a written request with the Plan Administrator.  The claim must set forth the reasons you believe you are eligible to receive benefits and authorize the Plan Administrator to conduct such examinations and take such steps as may be necessary to evaluate the claim.

Part 13.

What if my claim is denied?

If your claim is denied, the Plan Administrator will provide you or your Beneficiary with a written notice of the denial within 90 days of the date your claim was filed.  This notice will give you the specific reasons for the denial, the specific provisions of the Plan upon which the denial is based, and an explanation of the procedures for appeal.

Part 14.

May I appeal the decision of the Plan Administrator?

Yes.  You or your Beneficiary will have 60 days from receipt of the notice of denial in which to make written application for review by the Plan Administrator.  You may request that the review be in the nature of a hearing.  You may be represented by an attorney if you so desire.  The Plan Administrator will issue a written decision on this review within 60 days after receipt of the application for review.

Part 15.

May I borrow money from the Plan?

Unless stated otherwise in the General Information Sheet, the Plan does permit loans to Participants.  If so, under certain circumstances you are eligible to borrow a portion of your vested Individual Account.  If loans are available under your Plan, refer to the Loan Disclosure in Section Nine of this SPD for more information.

In addition to the information provided in this section, please read the "Loan Disclosure" contained in Section Nine.

SECTION SIX: DEFINITIONS

Unless modified in the Definitions section of the General Information Sheet, words used in the Plan with initial capital letters shall, for the purposes of this Plan, have the meanings set forth in the section in the beginning of this SPD titled "Definitions."

SECTION SEVEN: MISCELLANEOUS

Part 1.

May I direct the investment of the assets in my Individual Account?

Unless stated otherwise in the General Information Sheet, your Plan allows self-direction of contributions.  The Plan Administrator will establish the rules and procedures which will apply to the self direction of contribution.  The Plan Administrator will also establish uniform and nondiscriminatory policies describing how and when you may provide investment directions.

Your Employer will notify you if the Plan is intended to satisfy the requirements of Section 404(c) of the Employee Retirement Income Security Act (ERISA).  If you are notified of this intent, your Employer will provide you the opportunity to decide how your Individual Account is responsible for the investment performance of your Individual Account which results from your investment instructions.

Part 2.

Who is responsible for the daily operations of the Plan?

Unless stated otherwise in the General Information Sheet, your Employer is responsible for the day-to-day administration and management of the Plan.  To insure efficient and sound operation and management of the Plan, your Employer has the discretionary authority to appoint other persons as may be necessary to act on its behalf or assist in performing these responsibilities.

Part 3

Who pays for the administrative expenses related to the Plan?

All reasonable expenses of administration, but not limited to those involved in retaining necessary professional assistance may be paid from the assets of the Plan.  Alternatively, the Employer may, in its discretion pay any or all of these expenses.

Part 4.

Does the Employer have the authority to change provisions within the Plan?

Yes, the Employer, under certain circumstances, has the authority to amend the Plan to change or eliminate provisions.  The Employer may not, however, reduce accrued or protected benefits under the Plan.

Part 5.

What happens if the Plan is terminated?

The Employer expects to continue the Plan indefinitely.  However, the Employer may terminate the Plan at any time by appropriate action of its managing body.  In the unlikely event the Employer must terminate the Plan, you will become 100% vested in the aggregate value of your Individual Account regardless of whether or not your vesting years of service are sufficient to make you 100% vested under the vesting schedule(s).

If the Plan terminates, benefits are not insured by the Pension Benefit Guaranty Corporation (PBGC).  Under the law, PBGC insurance does not cover this type of plan called a defined contribution plan.

SECTION EIGHT: RIGHTS UNDER ERISA

As a Participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA).  ERISA provides that all Plan Participants shall be entitled to do the following.

Receive Information About Your Plan and Benefits

1.

Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites and union halls, all Plan documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U. S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

2.

Obtain, upon request to the Plan Administrator, copies of documents governing the operations of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated Summary Plan Description (SPD.  The Plan Administrator may charge a reasonable fee for the copies.

3.

Receive a summary of the Plan's annual financial report.  The Plan Administrator is required by law to furnish each participant with a copy of this Summary Annual Report.

4.

Obtain, once a year, a statement of the total pension benefits accrued and the nonforfeitable (vested) pension benefits (if any) or the earliest date on which benefits will become nonforfeitable (vested).  The Plan may require a written request for this statement, but it must provide the statement free of charge.

Prudent Actions by Plan Fiduciaries

In addition to creating Plan Participants rights, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.  The people who operate your Plan are called "fiduciaries" of the Plan and they have a duty to act prudently and in the interest of you and other Plan Participants and Beneficiaries.  No one, including your Employer, your union, or any other person, may fire you or in any way discriminate against you to prevent you from obtaining a pension benefit of exercising your ERISA rights.

Enforce Your Rights

If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.  Under ERISA, there are steps you may take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.  If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.  In addition, if you disagree with the Plans decision or lack there of concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court.  If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U. S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay the costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if the court finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest area office of the Pension and Welfare Benefits Administration, U. .S> Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries.  Pension and Welfare Benefits Administration, U. S. Department of Labor, 200 Constitution Avenue NW, Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

Further, if this Plan is maintained by more than one employer, you may obtain a complete list of all such employers by making a written request to the Plan Administrator.

SECTION NINE: LOAN DISCLOSURE AND BASIC LOAN AGREEMENT

LOAN DISCLOSURE

As a participant in the qualified retirement plan adopted b your employer, you may be able to borrow a portion of your vested account balance.  The loan programs adopted by your employer is available on a uniform basis to all plan participates that meet the loan qualification requirements.  For additional information about the loan program available under your employer's plan, contact the loan program administrator listed below.

Loan Program Administrator - the person responsible for administering your loan program is listed below:

Paychex Retirement Services

72 Perinton Parkway

Fairport NY 14450

The phone number to initiate your loan process is 1-800-401-3999.  This toll-free number will require you to use your personal identification number (PIN).

Loan Application Procedure - to apply for a loan under this plan, you must follow the procedure(s) selected below.

•

Complete and return to the loan program administrator a Loan Application form.  If the requested loan amount is equal to or less than $5,0000, the Loan Application form is completed "electronically" by calling the toll-free benefits phone or from any PC with Internet access.  Furnish the loan program administrator with all information requested which will include additional documentation for the purchase of a primary residence is required.

•

Pay any required loan application processing fees.

•

Spousal consent is required if you are married, and the requested loan amount exceeds $5,0000.

Limitations on Types of Loans - you are not required to provide the reason you are requesting a loan if you agree to a repayment period of 4.5 years (54 months).  If you wish to extend the repayment period, then the loan will be restricted to the purchase of a primary residence.  Additional documentation for the purchase of a primary residence is required.

Loan Approval Standards - decisions approving or denying loans from this Plan will be based on the value of your vested individual account balance.

Loan Principal Limitations - loans from this plan shall be in a minimum amount of $1,0000.  This means you need a $2,000 vested balance at the time your loan is requested.

The maximum amount of an outstanding loan cannot exceed the lesser of one-half the vested account balance of $50,000 that is reduced by the highest outstanding loan balance during the one year period ending on the day before the date the loan agreement becomes effective).

Core Funds Required for Loan Request - loans from this plan shall only be requested and paid from the vested balance of the Core Funds.  A vested balance in the Self-Directed Brokerage Account is not available for loan issuance.

Loan Processing fee - upon signing all requested loan documents, you will agree to pay a loan processing fee of $150* ($300* for a principal residence loan).  This fee is applicable regardless of the repayment period.  The fee will be deducted from the check that is mailed to you. For example, if you request a $1,0000 loan, you will receive a check in the amount of $850.  Your repayment schedule will be for a total loan amount of $1,0000 plus applicable interest

This loan fee amount is subject to change  The amount of the fee will be communicated to you at the time that you initiate the loan request.

Interest Calculation - interest rate on loans from this plan will be computed on the basis of the prime rate plus 1%.  Your loan rate will be determined on the date you request your loan and will not change for the duration of the loan repayment period.

The applicable interest rate will be subject to periodic adjustment.  It will change if the prime rate changes on the first business day of the month, as published in the Wall Street Journal.

Collateral Pledge - depending on the amount of your loan request, no more than fifty percent (50%) of your vested account balance will be pledged as security for repayment of all loans under this program.

All loans must be secured by adequate security sufficient to prevent the loss of plan assets.  Security in addition to a participant's pledge of his or her vested account balance is not required provided the present value of the account pledged does not exceed 50% of the total vested balance and is equal to the loan amount on the date the loan originates.

Loan Payment Requirements - you will agree to repay your loan on a per payroll basis.  Your loan paperwork will reflect a payment schedule that corresponds to your payroll frequency.  For example, if you are paid weekly, you will generally make 52 payments a year.  If you are paid biweekly, you will generally make 26 payments a year.

Limitation on Number of Loans - you are limited to one outstanding loan at any one time.

To qualify for another loan you must first pay the outstanding balance on the existing loan.  You (or your Employer) must contact the loan program administrator to determine the outstanding balance.  (The only payment option available is a money order or certified check.  A personal check will not be accepted.)  It will take approximately two weeks after the loan program administrator received your loan repayment before you may initiate a new loan by calling the loan program administrator's phone number.

Participants Prohibited From Taking A Loan - prior to January 1, 2002, owner-employees and some of their family members were prohibited from receiving a loan from the plan.  The individuals were a sole proprietor, a 5% shareholder in a sub-chapter S corporation, or a partner with an ownership interest of at least 10%.  As of January 1, 2002 these individuals are no longer prohibited from receiving a loan.

Defaulted Loan Provisions - the following are deemed to be acts of default under your qualified plan loan program.

•

failure to remit payment in a timely manner as required under the Basic Loan Agreement

•

termination of employment breach of any of your obligations or duties under the Basic Loan Agreement

•

death

•

disability

•

attainment of Normal Retirement Age (age 65) as defined in your Qualified Plan

Your loan program administrator is entitled to foreclose its security interest in your vested account balance pledged for repayment upon the occurrence of any event that triggers a distribution of your benefits.

You may have to treat the loan as a distribution and include all or part of the amount borrowed in your income.

BASIC LOAN AGREEMENT

In consideration for the mutual covenants and agreements contained in this Basic Loan Agreement, the Plan Loan Program Administrator (hereinafter referred to as ADMINISTRATOR) and the Participant/Borrower (hereinafter referred to as BORROWER) mutually agree as follows:

Part 1.

Definitions

For purposes of this Qualified Retirement Plan Basic Loan Agreement (hereinafter referred to as AGREEMENT), the following terms shall have the meaning set forth below:

1.1

Deductible Voluntary Employee Contributions - any qualified voluntary employee contributions made by BORROWER after December 31, 1981, in a taxable year beginning after such date and made for a taxable year beginning before January 1, 1987, and allowable as a deduction under IRC Section 219(a) for such taxable year.

1.2

Elective Deferral Contributions - those contributions made by BORROWER to a 401(k) qualified retirement plan.

1.3

Employer- the Employer sponsoring the Plan herein above named.

1.4

Indebtedness - the outstanding principal and interest balance owing at any time under this AGREEEMENT.  The total Indebtedness includes, but is not limited to, the following : principal, interest, late fees and advances made by the ADMINSTRATOR on behalf of the BORROWER.

1.5

Internal Revenue Code- the Internal Revenue Code of 1986 and amendments thereto.

1.6

Plan - the Qualified Retirement Plan as designated on the General Information Sheet

1.7

Vested Accrued Benefit - the value of the BORROWER's accumulated benefits which are nonforfeitable.

Part 2.

The Indebtedness

For the benefit of the BORROWER, the following indebtedness is established:

2.1

Principal and Interest - subject to the terms and conditions set forth in the AGREEMENT, upon execution of this AGREEMENT, the ADMINISTRATOR shall advance to the BORROWER the principal sum as identified on the Truth-in-Lending Disclosure Statement (which includes the Promissory Note).  Repayment of the principal balance plus interest shall be made on a per pay period basis, but shall not be less than quarterly.  Your repayment schedule is identified on the Truth-In-Lending Disclosure Statement (which includes the Promissory Note).  Payments made by the BORROWER shall be applied first to interest and then to principal.  Payment shall be made through a payroll deduction authorized by the BORROWER.  If payment is to be made by payroll deduction, BORROWER agrees to execute an irrevocable payroll deduction authorization.

Under no circumstances shall the repayment term of this loan be more than 4.5 years; provided, however, in the event the loan proceeds are used to acquire the principal residence of the BORROWER, the 4.5 year repayment rule may be extended to 10 years.

2.2

Prepayment - BORROWER shall have the right to prepay without penalty all of the outstanding indebtedness at any time.

2.3

Maximum Loan Amount - During the term of the loan, the maximum amount of indebtedness under this AGREEMENT shall not exceed the following:

2.3.1

Vested Accrued Benefit - the loan account shall not exceed the present value of the BORROWER's Vested Accrued Benefit, excluding any amount derived from Deductible Voluntary Employee Contributions.

2.3.2

Overall Limit - the loan account shall not exceed the lesser one-half the BORROWER's vested Accrued Benefit in the Core Funds or $50,000 (reduced by the highest outstanding loan balance during the one year period ending on the day before the date this AGREEMENT becomes effective).

2.3.3 - Aggregation - for purposes of determining the overall limit, all loans from all qualified retirement plans of the Employer or its related employers described in Section 414(b), (c) and (m) of the Internal Revenue Code shall be aggregated with the loan account balance.

2.4

Loan Account - the ADMINISTRATOR will establish on its books and maintain a loan account for the BORROWER in accordance with this paragraph, The Administrator shall debit to the loan account the principal amount of indebtedness of the loan advanced to the BORROWER under this AGREEMENT.  The ADMINISTRATORS shall credit to the loan account all payments made on account of the indebtedness by the BORROWER.  Credit shall be applied first to accrued interest and then to principal.

Part 3.

Security for Repayment

To secure repayment of the Indebtedness of the BORROWER to the Plan and any extensions, renewals, refinancing, modifications or replacements thereof, the BORROWER grants the Plan a security interest in the property described below, whether owned by the BORROWER now or in the future, together with all proceeds of ad products from the property.

3.1

Vested Accrued Benefits - BORROWER grants to the Plan a security interest in 50% of the BORROWER's Vested Accrued Benefit under the Plan.

3.2

Representations and Warranties with Respect to Plan Security - BORROWER represents that he or she owns all of the property pledged with the proceeds of the loan contemplated herein.  BORROWER agrees to take such acts as may be requested by the Administrator to protect the priority of the lien granted to the Plan in the collateral pledged pursuant to Paragraph 3.1 above.

ADMINISTRATOR shall have the right to examine at any reasonable time all collateral pledged pursuant to this AGREMEENT, BORROWER agrees in to keep all property pledged herein in BORROWER's possession in good repair and condition.  BORROWER will not remove any property pledged herein to a state other than that in which Borrower presently resides absent written consent of the Administrator.

Borrower shall not sell or otherwise dispose of any property pledged herein absent the express written consent of the Administrator.  In the event any collateral pledged is sold or otherwise disposed of, the proceeds of such sale or disposition shall be payable directly to the Plan.

Borrower shall pay all taxes and charges on the property pledged herein as the same shall become due.  BORROWER shall be responsible for payment of any sums advanced on behalf of BORROWER by the ADMINSTRATOR for the purpose of protecting the Plan's security interest in the property.

3.3

Continuing Pledge - BORROWER'S granting of a security interest to the Plan shall remain in effect until discharged in writing by the ADMINISTRATOR.  For the sole purpose of determining the extent of a purchase money security interest arising under this AGREEMENT, payments on the purchase money loan will be deemed to apply first on any nonpurchase money portion of the loan, and then to the purchase money obligations in the order in which the items of collateral were acquired.  No security interest shall be deemed terminated through application of this formula.

"Purchase money loan" means any loan under which the proceeds, in whole or in part, are used to acquire any collateral securing the loan together with all extensions, renewals, consolidations and refinancing of such loans.

3.4

Insurance - BORROWER shall cause the property pledged in this Basic Loan Agreement to be insured against risks at its full insurable value BORROWER shall cause the insurer to name the Plan as loss payee on any such policy.

If BORROWER fails to buy or maintain insurance (or failed to name the Plan as loss payee), the ADMINISTRATOR may purchase insurance covering the collateral for which BORROWER will be liable.

3.5

Perfection of Plan Security - upon ADMINISTRATOR'S request, BORROWER shall make, execute, acknowledge, deliver and cause to be recorded in the proper filing and recording places all such instruments necessary to perfect the security interests granted herein by BORROWER to the Plan BORROWER expressly agrees that in the event public recordation is necessary for perfection, this AGREEMENT may be filed in lieu of financing statements, mortgages, etc., as may be allowed by law.

Part 4.

Representations and Warranties of Borrower

The BORROWER represents and warrants the following:

4.1

Certain Information - the BORROWER has furnished the ADMINISTRATOR complete and correct copies of the following:

4.1.1.

Financial statements attesting to the present financial condition of the BORROWER, and

4.2.2.

If married, the written and signed consent of the BORROWER'S spouse providing authorization for the loan, such consent having been provided not more than 90 days prior to the effective date of this agreement.

Part 5.

Default

BORROWER shall be deemed in default if any one or more of the following events of default shall occur:

5.1.

The BORROWER shall fail to make a payment on time or in the amount due pursuant to the provisions of the section The Indebtedness in this Basic Loan Agreement.

5.2.

BORROWER shall fail to keep the collateral insured, if required.

5.3.

BORROWER shall fail to keep any other promise made obligation incurred under the terms of this AGREEMENT.

5.4.

BORROWER shall make any written statement or provide any financial information which is untrue or inaccurate at the time it was provided.

5.5.

BORROWER shall terminate employment.

Part 6.

Remedies

Upon default by BORROWER, the ADMINISTRATOR shall be entitled to take such action as prescribed by law including, but not limited to, the following:

6.1.

Acceleration of Payment - ADMINISTRATOR may demand immediate payment of all of the outstanding balance secured by this AGREEMENT.

6.2.

Assemble Collateral - ADMINISTRATOR may require BORROWER to assemble property secured by this AGREEMENT and make it available to ADMINISTRATOR in a reasonable manner and time.

6.3.

Repossession and Sale - ADMINISTRATOR may reposes the property and sell it as provided by law.  The proceeds shall be applied in the following order, expenses of sale, reasonable attorney's fees incurred in disposition of the property where not prohibited by law, outstanding indebtedness.  BORROWER agrees that ten (10) days written notice sent to the BORROWER'S address listed on this AGREEMENT by First Class Mail will be deemed reasonable notice under the Uniform Commercial Code, if applicable.

6.4.

Foreclosure Upon Event Triggering Distribution - ADMINISTRATOR may foreclose its interest in BORROWER'S Vested Accrued Benefit upon the occurrence of a distribution triggering event as such events may be defined in the Plan.

SECTION TEN:  QUALIFIED RETIREMENT PLAN DISTRIBUTION NOTICE

As a participant in your employer's Qualified Retirement Plan, you have accumulated a vested account balance.  You may receive your vested account balance only if you incur a triggering event.  You may incur a triggering event if:

•

you quit working for the employer,

•

you attain the normal retirement age indicated in the Plan,

•

you become disabled,

•

your employer terminates the Plan,

•

your Plan permits in-service distributions, or

•

you incur a hardship (only applicable to certain plans).

Refer to Section Five of the Summary Plan Description to identify the specific triggering events that apply under your Plan.

NOTE:  Generally, payments from your employer's Qualified Retirement Plan must be delayed for a minimum of 30 days after you receive this notice, to allow you time to consider your distribution options.  Although you are entitled to consider y our distribution options for a period of 30 days, you may waive this 30 days notice requirement.  If you are subject to the Retirement Equity Act (REA) notice requirements and you waive the 30 day notice requirement, your employer must wait 7 days from the date you received this notice before commencing distributions.

The law dictates the optional forms that your payments may take.  The law also specifies how the different types of payment will be taxed.  This notice summarizes your distribution options and illustrates the financial effect and the tax consequences of each distribution option.

Subsection I of this notice describes the Plan payment distribution options available to plant participants.  Subsection II describes payment distribution options for beneficiaries of decreased plan participants.  Subsection III contains a special tax notice regarding plan payments, required by the IRS, that explains the tax treatment of your Plan payment and describes the direct rollover option for eligible rollover distributions.

NOTE:  The payment amounts indicated in this notice are only examples.  The calculations for the Qualified Joint and Survivor Annuity are based on standard morality tables using a 5% interest rate and a payment age of 65.  Actual payment amounts will vary depending upon the entity from which you purchase your annuity.  You may obtain financial projections based upon y our account balance by submitting a request, in writing, to the Plan Administrator (Employer)/

If you have additional questions after reading this notice, you can contact your Plan Administrator.

Subsection I - Plan Payment Distribution Options Available to Plan Participants

IMPORTANT NOTICE TO PARTICIPANT:  Read the following message before reviewing your options:  Of the four options listed below, the first two may not be available to you.  If the Plan is known as a "REA Safe Harbor" Plan (401(k) or Profit Sharing Plants, only), then Options III and IV listed below are not available to you.  If this is the case, your options are limited to Options I and II.

Part 1.

Lump Sum Payment

If you properly waive the Qualified Joint and Survivor Annuity or if this is a "REA Safe Harbor" Plan, you may request a single sum payment.

A.

Lump Sum Payment Defined - a Lump Sum Payment is the payment of your entire vested account balance.

B.

Financial Effects and Tax Consequences of a Lump Payment - generally a Lump Sum Payment is included in your income and taxed in the year of the distribution.  Most Lump Sum Payments are eligible rollover distributions and would therefore be subject to the 20% withholding rules unless directly rolled over to another plan.  See the "Special Tax Notice Regarding Plan Payments" for more information.

Part 2.

Installment Payments

If the Qualified Joint and Survivor Annuity is properly waived or if this is a "REA Safe Harbor" Plan, you may elect to receive your vested account balance in installment payments.  Installment payments for a period of less then 10 years are generally eligible rollover distributions and would therefore be subject to the 20% withholding rules unless directly rolled over to another plan.  See the "Special Tax Notice Regarding Plan Payments" for more information.

A.

Installment Payments Defined - installment payments are payments distributed to you in any amount you choose at intervals that you determine within limited set by the trustee or custodian.  For example, the payment could be paid to you annually, semi-annually, quarterly, or monthly.  The payment schedule you choose cannot be longer than your single life expectancy or, if you have a beneficiary named, the joint life expectancy of you and your beneficiary.

B.

Financial Effect and Tax Consequences of Installment Payments:  Generally each installment payment will be included in your income in the year in which you receive it.  For example, a participant who elects to receive $500 per month will include $6,000 ($500 x 12 months) in income each tax year.

Part 3.

Qualified Joint and Survivor Annuity.

The law requires that your vested account balance be paid to you in the form of a Qualified Joint and Survivor Annuity if you are married, or a Single Life Annuity if you are not married.  If you with to receive your vested account balance using a different distribution option (described in this Part), you must waive the Qualified Joint and Survivor Annuity (the Single Life Annuity if you are not married) and your spouse must consent to the annuity waiver.  Unless properly waived, you will receive your vested account balance in the form of a Qualified Joint and Survivor Annuity.

A.

Qualified Joint and Survivor Annuity Defined.

i)

If you are married, a Qualified Joint and Survivor Annuity is a series of periodic payments to you during your lifetime and to your spouse upon your death.  The periodic payment amount your spouse receives will be a set percentage of the periodic payment amount you received during your lifetime.  To determine the percentage your spouse would receive (i.e., Survivor Annuity), contact the Plan Administrator (Employer).

ii)

A Qualified Joint and Survivor Annuity for a participant who is not married is a series of annuity payments for the life of the participant.

iii)

If your vested account balance is $5,000 or less at the time of the distribution, the Plan Administrator (Employer) has the right to pay your distribution to you in a single cash payment.  If your vested account balance exceeds $5,000, you must consent to the form of payment.

B.

Waiving The Qualified Joint and Survivor Annuity - if you wish to receive your vested account balance using one of the other options listed in Section 1 through 4 of this part, you (and, if you are married, your spouse) must waive the Qualified Joint and Survivor Annuity.  You can waive the Qualified Joint and Survivor Annuity by completing a distribution form.  You can obtain this form from the Plan Administrator (Employer).  After waiving the Qualified Joint and Survivor Annuity by signing the distribution form, you may receive your vested account balance using one of the other distribution methods explained below.

C.

Financial Effect of a Qualified Joint and Survivor Annuity - as stated above, a Qualified Joint and Survivor Annuity will provide periodic payments to you during your lifetime and, if you are married, to your spouse after your death.  Your spouse will generally receive smaller periodic payments than you received while you were alive.  For example, assume a participant retires with a $10,000 vested account balance.  A Qualified Joint and Survivor Annuity would provide him or her with the following payments:

LIFETIME MONTHLY PARTICIPANT BENEFIT	% OF SURVIVOR ANNUITY*	MONTHLY SURVIVOR BENEFIT
$63.40	100%	63.40
$66.30	75%	49.72
$67.30	66.67%	44.86
$69.40	50%	34.70

*These estimates are derived from standard mortality tables using a participant with a 63 year old spouse beneficiary beginning payments at age 65.  To determine the survivor annuity percentage, contact the Plan Administrator (usually the employer).

Part 4.

Annuity Contract

If the Qualified Joint and Survivor Annuity is properly waived, you may purchase an annuity contract with your vested account balance.  This distribution option allows you to choose the type of annuity contract you wish to purchase.

A.

Annuity Contract Defined - you may use your vested account balance to purchase a term certain annuity, a single life annuity or any other form of annuity.  A term certain annuity would distribute dollars to you and your beneficiary for a specified number of years.  A single life annuity would distribute dollars to you for your lifetime and would cease distributions after your death.

B.

Financial Effect and Tax Consequences of the Annuity - if you elect to use your vested account balance to purchase a single life annuity, you will receive payments as long as you are alive.  For example, a participant who is age 65 with a $10,000 vested account balance will receive $76.60 per month while he or she is alive.

Subsection 11 - Payment Distributions for Beneficiaries of Deceased Plan Participants

IMPORTANT NOTICE TO BENEFICIARY: If you are the designated beneficiary of a deceased participant’s vested account balance, you are eligible to receive a distribution.  The form of the benefit depends on several factors including the type of plan and the amount in the participant’s account.

Part 1.

Participant’s Account Balance:  Regardless of any other issue, if the participant’s  vested account balance was $5,000 or less, the Plan Administrator has the right to pay your distribution to you in a lump sum payment. If the participant’s account balance exceeded $5,000 you must consent to the form of payment.

Part 2.

Type of Plan: the Plan Administrator can tell you which type of plan this is.

A.

REA Safe Harbor Plans (401(k) or Profit Sharing Plans only):  You may elect either Option I or II in Part One.  However, if you select the installment payment method described in Option II, the payment schedule you choose cannot be longer than your life expectancy.

B.

All other plans:

i)

If the Plan participant died before distributions commenced, and you are a spouse beneficiary, distributions from the Qualified Plan must be paid to you (if applicable) in the form of a qualified preretirement survivor annuity, unless the annuity requirement was properly waived.  A participant waives the annuity requirement by completing a “Designation of Beneficiary” form and obtaining his or her spouse’s written consent to the waiver.

ii)

If the participant did not execute the required waivers, then his or her account balance will be paid to you (the deceased participant’s spouse) in the form of a preretirement survivor annuity unless the Plan your employer has adopted specifically permits you to elect to receive payments in a form other than a preretirement survivor annuity.

iii)

If you are a nonspouse beneficiary of a deceased participant who was married, you will not receive any payment from the Plan unless the participant properly waived the requirement that his or her spouse be the beneficiary.

iv)

If the preretirement survivor annuity was properly waived by the participant and/or his or her spouse (if applicable), then you may receive the entire vested account balance in a lump sum payment.  The rollover option described below is available only if you are the spouse of the deceased participant.  The other distribution option available to you as a beneficiary is explained above in “Installment Payments.”  However, the payment schedule you choose cannot be longer than your singe life expectancy.

Subsection III - Special Tax Notice Regarding Plan Payments

This notice explains how you can continue to defer federal income tax on your retirement savings in the Plan and contains important information you will need before you decide how to receive your Plan benefits.

This notice is provided to you by the Plan Administrator because all or part of the payment that you will soon receive from the Plan may be eligible for rollover by you or your Plan Administrator to a traditional IRA or an eligible employer plan.  A rollover is a payment by you or the Plan Administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you.  Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA).  An “eligible employer plan” includes a plan qualified under Section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan, a section 403(a) annuity plan, a section 403(b) tax-sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

An eligible employer plan is not legally required to accept a rollover.  Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover.  You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover.  Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts.  If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse’s consent for any subsequent distribution.  A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this Plan.  Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

Subsection IV - Summary and Additional Information

There are two ways you may be able to receive a Plan payment that is eligible for rollover.

A.

Certain payments can be made directly to a traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit (“DIRECT ROLLOVER”).

If you choose a DIRECT ROLLOVER:

i)

Your payment will not be taxed in the current year and no income tax will be withheld.

ii)

You choose whether your payment will be made directly to your traditional IRA or to an eligible employer plan that accepts your rollover.  Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these funds are not traditional IRAs.

iii)

The taxable portion of your payment will be taxed when you take it out of the traditional IRA or the eligible employer plan.  Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this Plan.

B.

OR the payment can be PAID TO YOU:

If you choose to have a Plan payment that is eligible for rollover PAID TO YOU:

i)

You will receive only 80% of the taxable amount of the payment, because the Plan Administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

ii)

The taxable amount of your payment will be taxed in the current year unless you roll it over.  Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe.  However, if you receive the payment before age 59 1/2, you may have to pay an additional 10% tax.

iii)

You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment.  The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

iv)

If you want to roll over 100% of the payment in a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld.  If you will be taxed on the 20% that was withheld and that is not rolled over

Your Rights to Waive the 30-Day Notice Period:

Generally, neither a direct rollover nor a payment can be made from the plan until at least 30 days after your receipt of this notice.  Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over.  If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover.  Your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the Plan Administrator.

Part 1. Payments that Can and Cannot be Rolled Over

Payments from the Plan may be "eligible rollover distributions."  This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers.  Payment from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account.  Your Plan Administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

The following types of payments cannot be rolled over:

Payments Spread over Long Periods - you cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

•

your lifetime (or a period measured by your life expectancy), or

•

your lifetime and your beneficiary's lifetime (or a period measured by your joint life expectancies), or

•

a period of 10 years or more.

Required Minimum Payments - beginning when you reach age 70 ½ or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you.  Special rules apply if you own more than 5% of your employer.

Hardship Distributions - a hardship distribution cannot be rolled over.

Corrective Distributions - a distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

Loans Treaded as Distributions - the amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over.  However, a loan-offset amount is eligible for rollover, as discussed in Part II below.  As the Plan Administrator of this Plan if distribution of your loan qualifies for rollover treatment.

The Plan Administrator of this Plan should be able to tell you if your payment includes amounts which cannot be rolled over.

Part 2. Direct Rollover

A Direct Rollover is a direct payment of the amount of your Plan benefits to a traditional IRA or an eligible employer plan that will accept it.  You can choose a Direct Rollover of all or any portion of your payment that is an eligible rollover distribution, as described in Part 1 above.  You are not taxed on any taxable portion of your payment for which you choose a Direct Rollover until you later take it out of the traditional IRA or eligible employer plan.  In addition, no income tax withholding is required for any taxable portion of your Plan benefits for which you choose a Direct Rollover.  This Plan might not let you choose a Direct Rollover if your distributions for the year are less than $200.

Direct Rollover to a Traditional IRA - you can open a traditional IRA to receive the direct rollover.  If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover payment.  However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations.  See IRS Publication 590.  Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

Direct Rollover to a Plan - if you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the Plan Administrator of that plan whether it will accept your rollover.  An eligible employer plan is not legally required to accept rollover.  Even if your new employer's plan does not accept a rollover, you can choose a Direct Rollover to a traditional IRA.  If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution.  Check with Plan Administrator of that plan before making your decision.

Direct Rollover of a Series of Payments - if you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than 10 years, your choice to make or not make a Direct Rollover for a payment will apply to all later payments in the series until you change your election.  You are free to change your election for any later payment in the series.

Change in Tax Treatment Resulting from a Direct Rollover - the tax treatment of any payment from the eligible employer plan or traditional IRA receiving your Direct Rollover might be different than if you received your benefit in a taxable distribution directly from the Plan.  For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below.  However, if you have your benefit rolled over to a section 403 (b) tax sheltered annuity, a governmental 457 plan, or a traditional IRA in a Direct Rollover, your benefit will no longer be eligible for that special treatment.  See the sections below entitled "Additional 10% Tax if You Are Under Age 59 ½ " and "Special Tax Treatment if You Were Born before January 1, 1936."

Part 3.

Payment Paid To You

If your payment can be rolled over (see Part 1) and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion (state tax withholding may also apply).  The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers.  If you do not roll it over, special tax rules may apply.

Income Tax Withholding

Mandatory Withholding - If any portion of your payment can be rolled over under Part 1 above and you do not elect to make a Direct Rollover, the Plan is required by law to withhold 20% of the taxable amount.  This amount is sent to the IRS as federal income tax withholding.  For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax.  However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see "Sixty-ay Rollover Option" below), you must report the full $10,000 as a taxable payment from the Plan.  You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year.  There will be no income tax withholding if your payments for the year are less than $200.

Voluntary Withholding - If any portion of your payment is taxable but cannot be rolled over under Part 1 above, the mandatory withholding apply to that portion.  If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding.  To elect out of withholding, ask the Plan Administrator for the election form and related information.

Sixty-Day Rollover Option - If you receive a payment that can be rolled over under Part 1 above, you can still decide to roll over all or port of it to a traditional IRA or to an eligible employer plan that accepts rollovers.  If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment.  The portion of your payment that is rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

You can roll over up to 100% of your payment that can be rolled over under Part 1 above, including an amount equal to the 20% of the taxable portion that was withheld.  If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the eligible employer plan, to replace the 20% that was withheld.  On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

EXAMPLE:  The taxable portion of your payment that can be rolled over under Part 1 above is $10,000, and you choose to have it paid to you.  You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding.  Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan.  To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.).  In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan.  If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld.  When you file your income tax return, you may get a refund of part of the $2,000 withheld.  (However, any refund is likely to be larger if you roll over the entire $10,000.)

Additional 10% Tax If You Are Under Age 59 1/2  - If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment.  The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code Section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6)payments that are paid to an alternate payee under a qualified domestic order, or (7) payments that do not exceed the amount of your deductible medical expenses.  See IRS Form 5329 for more information on an additional 10% tax.

The additional 10% tax will not apply to distributions from a governmental 457 plan, except to the extent the distribution is attributable to an amount you rolled over to that plan (adjusted for investment returns) from another type of eligible employer plan or IRA.  Any amount rolled over from a governmental 457 to another type of eligible employer plan or to a traditional IRA will become subject to the additional 10% tax if it is distributed to you before you reach age 59 1/2, unless one of the exceptions applies.

Special Tax Treatment If You Were Born Before January 1, 1936 - If you receive a payment from a plan qualified under section 401(a) or a section 403(a) annuity plan that can be rolled over under Part 1 and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it.  However, if the payment qualifies as a "lump sum distribution, " it may be eligible for special tax treatment.  (See also "Employer Stock or Securities," below.)  A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled).  For a payment to be treated as a lump sum distribution, you must have been a participant in the plan for at least five years before the year in which you received the distribution.  The special tax treatment for lump sum distributions that may be available to you is described below.

Ten-Year Averaging - If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" using 1986 tax rates).  Ten-year averaging often reduces the tax you owe.

Capital Gain Treatment - If you receive a lump sum distribution and you were born before January 1, 1936, and you were a participant in the Plan before 1974, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the Plan taxed as long-term capital gain at a rate of 20%.

There are other limits on the special tax treatment for lump sum distributions.  For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this plan from a 403(b) tax-sheltered annuity, you will not be able to use special tax treatment for after payments from that IRA, plan, or annuity.  Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment.  See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

Repayment of Plan Loans - If your employment ends and you have outstanding loan from your Plan, your employer may reduce (or "offset") your balance in the Plan by the amount of the loan you have not repaid.  The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset.  If the amount of your loan offset is the only amount you receive or are treated as having received, no amount will be withheld from it.  if you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan offset.  The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities).  The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

Part 4.

Surviving Spouses, Alternate Payees, and Other Beneficiaries

In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses, or former spouses who are "alternate payees."  You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation.

If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part 1 above, paid in a Direct Rollover to a traditional IRA or to an eligible employer plan or paid to you.  if you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan.  Thus, you have the same choices as the employee.

If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Part 3 above, even if you are younger than age 59 1/2.

If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part 3 above.  If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

How To Obtain Additional Information

Part 1 through Part 3 of this notice summarizes the federal (not state and local) tax rules that might apply to your payment.  The state tax rules are reviewed in Section Four.  The rules described above are complex and contain many conditions and exceptions that are not included in this notice.  Therefore, you may want to consult with the Plan Administrator or a professional tax advisor before you take a payment of your benefits from your Plan.  Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575. Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements.  These publications are available from your local IRS office, on the IRS's Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORMS.

Subsection V - State Withholding Information

State income tax withholding requirements differ from state to state.  This State Withholding Information Section summarizes the mandatory withholding requirements for each of the 50 states as they pertain to qualified retirement plan distributions.

Tax issues are very complex.  The withholding rules depends on the state in which you legally reside.  Please review the list so that you may consider the applicable rules when you request your distribution.  As a third party administrator, Paychex Retirement Services cannot give you tax advice.  You should discuss your specific situation, and the tax implication, with your tax advisor.

General Withholding Guidelines states have different income tax withholding requirements.  Two specific types of withholding are:

A.

Mandatory Withholding - The requirement is that state income taxes will be withheld for individuals who legally reside in that state if federal taxes are withheld.  A few states leg individuals elect out of state withholding even if federal taxes are withheld.  Those states are listed below, and are currently limited to California and Oregon.

B.

No Withholding - Some states have no income tax on qualified plan distributions.  For that reason, no state withholding is required from these distributions even if federal taxes are withheld.

Paychex Retirement Services will apply the withholding rules as summarized below for all legal residents of that state.

Distributions are Subject to 20% Federal Income Tax Withholding.

State of Legal Residence	State withholding Guidelines
DE GA IA KS MA ME NC OK PA VA VT	State income tax must be withheld. We will calculate the amount for you.
CA1 OR2
We will withhold state income tax unless you tell us not to withhold. We will calculate the amount for you.
MS

Your distribution is not subject to state income tax withholding if:

•

You are at least 59 1/2 years old;

•

You are receiving distributions as a result of a death or qualified domestic relations order;

•

You are receiving distributions as a result of becoming disabled;

•

You have terminated employment and are at least 55 years old; or

•

You are receiving distributions based on your life expectancy or the joint life expectancies of you and your beneficiary.  If you do not fall under one of these exceptions, state income tax must be withheld.  We will calculate the amount for you.

AL AR CO CT DC ID IN KY LA MD MI MN MO MT ND NE NJ NM NY OH RI SC UT WI WV	N/A (State does not have a mandatory withholding requirement)
AK AZ FL HI IL NH NV SD TN TX WA WY	N/A (Distribution is not subject to state withholding)

Footnotes

1 To elect "no withholding", you must complete CA form DE 4P or federal form W-4P and attach it to the Distribution Notice and Election form.  DE 4P is available via the internet at www.add.cahwnet.gov/de4p.pdf.  W-4P is available at www.irs.ustreas.gov/forms_pubs/forms.html

2 To elect "no withholding," you must complete federal form W-4P and attach it in the Distribution Notice and Election form.

(Revised 5/02)